UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 13, 2012

China Domestica Bio-technology Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53364	20-5432794
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Room 2303, 2304 ShenFang Square, 3005 RenMing

Road South, LuFung District, Shenzhen, China

(Address of principal executive offices)

Telephone – (86) 13168096855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2012, Qingyu Meng resigned as President and as a member of the Board of Directors of China Domestica Bio-technology Holdings, Inc. (the “Company”). Mr. Meng’s resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On February 16, 2012, the Board of Directors appointed Mr. Yung Kong Chin as President of the Company effective immediately.

Mr. Chin has served as the Company’s Secretary since April 2010 and a Director of the Company since June 2010. Mr. Chin graduated from the University of Hull in the United Kingdom with a Master of Finance. Mr. Chin served as president of QMIS Capital Finance Pty. Ltd. in Singapore and QMIS Capital Finance Investment Inc. from 2003 to the present. Prior to joining QMIS, he was a financial controller for the Kwok Group in China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Domestica Bio-Technology Holdings, Inc.

Date: February 17, 2012	By:	/s/ Yung Kong Chin
Yung Kong Chin President